As filed with the Securities and Exchange Commission on February 2, 2000.

                              REGISTRATION NO. 333-


                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933


                            TOMMY HILFIGER CORPORATION
              (Exact Name of Registrant as Specified in Its Charter)

            British Virgin Islands                 Not Applicable
          (State or Other Jurisdiction of         (I.R.S. Employer
          Incorporation or Organization)       Identification Number)

                          6/F Precious Industrial Centre
                               18 Cheung Yue Street
                             Cheung Sha Wan, Kowloon
                                    Hong Kong
                     (Address of Principal Executive Offices)

                              TOMMY HILFIGER U.S.A.
                            1992 STOCK INCENTIVE PLAN
                                       AND
                   TOMMY HILFIGER (EASTERN HEMISPHERE) LIMITED
                            1992 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)


                               Mr. Joel J. Horowitz
                             Chief Executive Officer
                           Tommy Hilfiger U.S.A., Inc.
                               25 West 39th Street
                            New York, New York  10018
                                  (212) 840-8888
            (Name, Address and Telephone Number of Agent for Service)

                                     Copy to:
                              Eric S. Robinson, Esq.
                          Wachtell, Lipton, Rosen & Katz
                               51 West 52nd Street
                            New York, New York  10019
                                  (212) 403-1000


                                              CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                 PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES        AMOUNT TO              OFFERING PRICE              AGGREGATE               AMOUNT OF
  TO BE REGISTERED      BE REGISTERED(1)           PER SHARE(2)           OFFERING PRICE(2)        REGISTRATION FEE
-------------------     ----------------         ----------------         -----------------        ----------------
Ordinary Shares, par
value $.01 per share    2,000,000 shares         $12.28125                $24,562,500              $6,484.50

          (1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

          (2) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the Registrant's Ordinary Shares on the New
               York Stock Exchange on January 31, 2000.

------------------------------------------------------------------------------------------------------------------------------------

          This Registration Statement is being filed pursuant to General Instruction E of Form S-8 in order to register additional securities of the same class as other securities for which a registration statement on this form relating to the same employee benefit plans is effective.

               On December 14, 1995, the Registrant filed a registration statement on Form S-8 (File No. 33-80439) to register 2,000,000 Ordinary Shares, par value $.01 per share ("Ordinary Shares"), which were issuable under the Registrant's stock incentive plans. On February 3, 1997, the Registrant filed a registration statement on Form S-8 (File No. 333-20993) to register an additional 1,000,000 Ordinary Shares under the stock incentive plans. On December 15, 1997, the Registrant filed a registration statement on Form S-8 (File No. 333-42241) to register an additional 1,500,000 Ordinary Shares under the stock incentive plans. On August 17, 1998, the Registrant filed a registration statement on Form S-8 (File No. 333-61669) to register an additional 3,000,000 Ordinary Shares under the stock incentive plans. On June 4, 1999, the Registrant filed a registration statement on Form S-8 (File No. 333-80027) to register an additional 2,000,000 Ordinary Shares under the stock incentive plans. The contents of those registration statements are incorporated herein by reference. The numbers of registered Ordinary Shares above give effect to the Two-for-One stock split in the form of a 100% stock dividend paid on July 9, 1999. The Registrant is filing this separate Registration Statement to register an additional 2,000,000 Ordinary Shares which may be issued under the stock incentive plans.


         ITEM 8.  EXHIBITS.

         Exhibit Number        Description

              4.1 Tommy Hilfiger U.S.A. 1992 Stock Incentive Plan, as amended and restated

              4.2 Tommy Hilfiger (Eastern Hemisphere) Limited 1992 Stock Incentive Plan, as amended and restated

              5                Opinion of Harney, Westwood & Riegels

             23.1              Consent of PricewaterhouseCoopers LLP

             23.2 Consent of Harney, Westwood & Riegels (included in their opinion filed as Ex-hibit 5)

                                    SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paget, Bermuda, on January 31, 2000.

                                       TOMMY HILFIGER CORPORATION



                                       By: /s/ Benjamin M.T. Ng
                                           Benjamin M.T. Ng
                                           Chief Financial Officer,
                                           Executive Vice President -
                                           Strategic Development and
                                           Assistant Secretary

                   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                   TITLE                 DATE



        /S/ SILAS K.F. CHOU        Director and Co-Chairman     January 31, 2000
          (Silas K.F. Chou)        of the Board



        /S/ LAWRENCE S. STROLL     Director and Co-Chairman     January 31, 2000
          (Lawrence S. Stroll)     of the Board



        /S/ THOMAS J. HILFIGER     Director and Honorary        January 31, 2000
          (Thomas J. Hilfiger)     Chairman of the Board



        /S/ JOEL J. HOROWITZ       Director, Chief              January 31, 2000
          (Joel J. Horowitz)       Executive Officer and
                                   President (principal
                                   executive officer)

        /S/ BENJAMIN M.T. NG       Director, Chief              January 31, 2000
          (Benjamin M.T. Ng)       Financial Officer,
                                   Executive Vice
                                   President - Strategic
                                   Development and
                                   Assistant Secretary
                                   (principal financial
                                   officer)


          (Ronald K.Y. Chao)       Director



          (Lester M.Y. Ma)         Director



        /S/ JOSEPH M. ADAMKO
          (Joseph M. Adamko)       Director                     January 31, 2000



        /S/ CLINTON V. SILVER      Director                     January 31, 2000
          (Clinton V. Silver)



        /S/ SIMON MURRAY           Director                     January 31, 2000
          (Simon Murray)



        /S/ JOSEPH SCIROCCO        Senior Vice President        January 31, 2000
          (Joseph Scirocco)        and Treasurer
                                   (principal accounting
                                   officer)

                                 EXHIBIT INDEX



         EXHIBIT
         NUMBER    DESCRIPTION

           4.1     Tommy Hilfiger U.S.A. 1992 Stock
                   Incentive Plan, as amended and
                   restated

           4.2     Tommy Hilfiger (Eastern Hemisphere) Limited
                   1992 Stock Incentive Plan, as
                   amended and restated

           5       Opinion of Harney, Westwood & Riegels

          23.1     Consent of PricewaterhouseCoopers LLP

          23.2 Consent of Harney, Westwood & Riegels (included in their opinion filed as Exhibit 5)